UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2015 (September 17, 2015)

GENESIS ENERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12295	76-0513049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam, Suite 2100, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 860-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported in a Current Report on Form 8-K, on July 24, 2015, Genesis Energy, L.P. (“Genesis” or “we”) completed its acquisition of the offshore pipelines and services business of Enterprise Products Operating LLC and its affiliates (the “Enterprise Offshore Business Acquisition”). The Enterprise Offshore Business Acquisition meaningfully expanded our size and is expected to improve our credit metrics over the longer-term, which we believe should help accelerate an increase in our credit ratings in the future. In connection with our expanded size and improved credit outlook, on September 17, 2015, we entered into a Third Amendment (the “Credit Agreement Amendment”) to our $1.5 billion credit agreement, which matures on July 28, 2019. The Credit Agreement Amendment, among other things, (i) provides that, if and when we achieve specified investment grade ratings, certain restrictive covenants will cease to apply and the applicable margin for both alternate base rate and Eurodollar loans and the commitment fee on the unused committed amount will be reduced by specified amounts, (ii) immediately provides us more operational flexibility by relaxing certain covenants, including by increasing certain applicable limits and baskets, and (iii) increases the inventory financing sublimit amount, which is designed to allow us to more efficiently finance crude oil and petroleum products inventory in the normal course of our operations by allowing us to exclude the amount of inventory loans from our total outstanding indebtedness for purposes of determining our applicable interest rate, from $150,000,000 to $200,000,000.

This summary of the Credit Agreement Amendment is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

The Credit Agreement Amendment contains representations, warranties and other provisions that were made only for purposes of the Credit Agreement Amendment and as of specific dates and were solely for the benefit of the parties thereto. The Credit Agreement Amendment is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business, or operational information about Genesis and its subsidiaries. The representations and warranties made by Genesis in the Credit Agreement Amendment may be (i) qualified by disclosure schedules containing information that modifies, qualifies or creates exceptions to such representations and warranties and (ii) subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and securityholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

From time to time, certain of the lenders have provided, or may in the future provide, various investment banking, commercial banking, financial advisory, brokerage and other services to Genesis and its affiliates for which services they have received, and may in the future receive, customary fees and expense reimbursement. The lenders and their affiliates may, from time to time, engage in transactions with and perform services for Genesis in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

Forward-Looking Statements

This Current Report on Form 8-K includes certain forward-looking statements. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “could,” “plan,” “position,” “projection,” “strategy,” “should” or “will,” or the negative of those terms or other variations of them or by comparable terminology. Genesis has based such forward-looking statements on its current expectations, assumptions, estimates and projections. While Genesis believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. For example, the Enterprise Offshore Business Acquisition may involve unexpected costs or liabilities or Genesis may not realize the expected benefits of the Enterprise Offshore Business Acquisition. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Genesis’ other filings with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following materials are filed as an exhibit to this Current Report on Form 8-K.

Exhibit Number	Description

10.1	Third Amendment to Fourth Amended and Restated Credit Agreement dated as of September 17, 2015 among Genesis Energy, L.P., as the borrower, Wells Fargo Bank, National Association, as administrative agent and issuing bank, Bank of America, N.A. and Bank of Montreal, as co-syndication agents, U.S. Bank National Association, as documentation agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS ENERGY, L.P. (a Delaware limited partnership)
	By:	GENESIS ENERGY, LLC, as its sole general partner

Date: September 23, 2015	By:	/s/ Robert V. Deere
Robert V. Deere Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Third Amendment to Fourth Amended and Restated Credit Agreement dated as of September 17, 2015 among Genesis Energy, L.P., as the borrower, Wells Fargo Bank, National Association, as administrative agent and issuing bank, Bank of America, N.A. and Bank of Montreal, as co-syndication agents, U.S. Bank National Association, as documentation agent, and the lenders party thereto.